UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2015

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 6, 2015, as modified on May 21, 2015, the board of directors of CBOE Holdings, Inc. (“Holdings”) approved a third amendment and restatement of the Second Amended and Restated Bylaws of Holdings that became operative on November 22, 2015 (the “Third Amended and Restated Bylaws”), following the filing of a proposed rule change with the United States Securities and Exchange Commission on October 22, 2015, as required by Holdings' governing documents.

The amendment and restatement (i) adopts Article 11 that specifies Delaware as the exclusive forum for any stockholder litigation against Holdings, (ii) deletes in Section 2.2 language requiring the annual meeting of stockholders to be held on the third Tuesday in May of each year, (iii) adds in Section 2.4 language relating to notices and notice requirements, (iv) revises Section 2.7 to provide additional detail about notice provisions in the event of a meeting adjournment, (v) clarifies language in Section 2.10 relating to actions at meetings, (vi) amends Section 2.11 to permit the annual meeting of stockholders to be held up to seventy (70) days after the anniversary date of the immediately preceding annual meeting without altering certain deadlines, to clarify the information required in stockholders’ notices and the time periods related thereto and to provide that Holdings may require any proposed nominee to furnish any other information that Holdings may reasonably require and (vii) makes other non-substantive changes.

The foregoing summary is qualified in its entirety by the full text of the Third Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1     Third Amended and Restated Bylaws of CBOE Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: November 24, 2015

Exhibit Index

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of CBOE Holdings, Inc.